                                ICP AND MICROSOFT
           WINDOWS MEDIA TECHNOLOGIES PROMOTION AND SUPPORT AGREEMENT


      This Windows Media Technologies Promotion and Support Agreement (the "Agreement") is entered into and effective as of November 23, 1999 (the "Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and NETRADIO NETWORK ("ICP").

      This Agreement is entered into with reference to the following information ("ICP TABLE") as well as the definitions set forth below:

-------------------------------------------------- --------------------------------------------------------------
ICP INFORMATION:                                   Corporate Name:  NetRadio Network
                                                   Place of Incorporation: Minnesota, USA
                                                   Address for Notices: 43 Main Street S.E.
                                                                        Suite 149
                                                                        Minneapolis, MN  55414

-------------------------------------------------- --------------------------------------------------------------
ICP CONTACT:                                       ICP Contact/Title: David Witzig, Senior Vice President
                                                                       Content & Music Development
                                                                      Jason Primuth, Business
                                                                          Development Manager
                                                   Telephone Number:  (612) 379-6244
                                                   Facsimile Number:  (612) 378-9540
                                                   Email: dwitzig@netradio.com
                                                          Jason@netradio.com

-------------------------------------------------- --------------------------------------------------------------
ICP NAME AND ICP SERVICE NAME                      ICP Name: NetRadio Network
(as requested for press release):                  ICP Service Name(s):

-------------------------------------------------- --------------------------------------------------------------
"ICP WEB SITE" (includes any successors            http://www.netradio.com
and new versions of such Web site
created, owned or controlled by ICP
during the Term):
-------------------------------------------------- --------------------------------------------------------------
"TERM":                                            Beginning November 23, 1999 ("EFFECTIVE DATE") and
                                                   continuing through December 31, 2000, unless earlier
                                                   terminated in accordance with Section 9.
-------------------------------------------------- --------------------------------------------------------------

1.     DEFINITIONS

1.1 ABOVE THE FOLD - means the placement of content (including an icon and/or link) or other material on an ICP Web Site page such that the material is viewable on a computer screen at a 800 x 600 pixels resolution when the user first accesses such web page and without having to scroll down to view more of the web page.

1.2 CONFIDENTIAL INFORMATION means: (a) any source code of software disclosed by either party to the other party; (b) any trade secrets and/or other proprietary non-public information not

               Microsoft Confidential & Proprietary                 Page 1 of 23

                      Windows Media Technologies Promotion and Support Agreement

generally known relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (c) the terms and conditions of this Agreement. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party without the use of the other party's Confidential Information;
(iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure.

1.3 CONTENT means data, text, audio, video, animation, graphics, photographs, artwork and other technology and materials.

1.4 ICP STATION means a NetRadio branded and provided, 7x24 audio entertainment "channel" that user can select. As of the execution date, NetRadio directly offers through NetRadio.com, 120 stations.

1.5 ICP STATION AFFILIATES means private label or co-branded Internet radio stations that utilize the Windows Media Format for Streaming Media, and have executed a contract with ICP to purchase ICP's Streaming Media services, and where the ICP Station Affiliates' website is the direct customer contact point to and are listed in the Windows Media.com Radio Station Guide.

1.6 ICP STATION AFFILIATE WEB SITE means the primary customer contact website of an ICP Station Affiliate, the location of which will be identified by ICP to Microsoft. Any third party site designated by ICP for purposes of this Agreement shall be subject to Microsoft's prior approval.

1.7 ICP STREAMING MEDIA means all Streaming Media that is promoted on and/or included in the ICP Web Site.

1.8    MICROSOFT WINDOWS MEDIA PLAYER means the North American English version
       6.1 of the upgrade to the Windows 95 and Windows 98 Microsoft Windows Media Player client technology that displays Windows Media Format, other formats of Streaming Media and other multimedia data-types, and all successors and Updates to such technology which are commercially released during the Term.

1.9 STREAMING MEDIA means multimedia Content that is transmitted and played or displayed via the Web incrementally, or in semi-real time, such that it can be heard, viewed or received by an end user with minimal download delays, if any.

1.10 UPDATES means, as to any Microsoft software, all subsequent public releases thereof during the Term, including public maintenance releases, error corrections, upgrades, enhancements, additions, improvements, extensions, modifications and successor versions.

1.11 WINDOWSMEDIA.COM SITE means the Streaming Media guide (including the Radio Station Guide portion thereof) which is designed for users in the United States and is located at windowsmedia.microsoft.com as of the Effective Date, and any direct successors to such site that Microsoft owns or operates during the Term.

                      Microsoft Confidential & Proprietary                Page 2

                      Windows Media Technologies Promotion and Support Agreement


1.12 "WINDOWS MEDIA FORMAT" means (a) Windows Media Audio format which encodes files with the MSAudio codec (.wma extension), (b) the proposed industry standard format referred to as the "Advanced Streaming Format," (.asf extension) which as of the Effective Date is in comment/revision processes within industry standards bodies, and (c) any successors or replacements for such formats that may be designated by Microsoft.

1.13 WINDOWS MEDIA TECHNOLOGIES means, collectively and interchangeably, Microsoft Windows Media Player, Microsoft Windows NT Server Windows Media Services, and Windows Media Tools.

1.14 WINDOWS MEDIA TOOLS means a collection of Microsoft tools, including without limitation Windows Media Encoder, for creating and editing on demand and live Streaming Media in Windows Media Format and for converting other file formats to Windows Media Format.

1.15 All other initially capitalized terms shall have the meanings assigned to them in this Agreement.


2.     MICROSOFT OBLIGATIONS

2.1 Sponsorship and Support. Subject to ICP's compliance with all of its obligations under Section 3, Microsoft shall sponsor the ICP Streaming Media and provide additional support to ICP as follows:

       (a) Sponsorship. Microsoft will pay up to One Hundred Thousand Dollars ($100,000.00) as provided in Subsection (b) below, including the repayment provisions identified therein.

       (b) Prepaid Advertising Purchases. Microsoft agrees to pre-purchase up to a cumulative total of One Hundred Thousand Dollars (US$100,000.00) (the "PAYMENT CAP") in streaming in-line ad and banner ad inventory on the ICP Web Site and ICP Station
               Affiliate Web Sites (including without limitation in conjunction with ICP's and ICP Station Affiliates' Internet broadcasts of Streaming Media), with all such banner ad inventory to be purchased by Microsoft at the lesser of (i) ICP's or ICP Stations Affiliate's then-current best available price for purchases of similar ad volumes at the time ICP or ICP Station Affiliate fulfills the ad purchase by Microsoft under this Agreement or
               (ii) $10 Cost per Thousand ("CPM"). Microsoft agrees to pay in advance for such ad inventory as follows:


               (i) Twenty Thousand Dollars (US$20,000.00) when Ten (10) ICP Stations are streaming in Windows Media Format and are listed in the Radio Station Guide.

               (ii) An additional Twenty Thousand Dollars (US$20,000.00) when a total of Fifty (50) ICP Stations are streaming in Windows Media Format and are listed in the Radio Station Guide.

               (iii) An additional Twenty Thousand Dollars (US$20,000.00) when total of One Hundred (100) ICP Stations are streaming in Windows Media Format and are listed in the Radio Station Guide.

                      Microsoft Confidential & Proprietary                Page 3

                      Windows Media Technologies Promotion and Support Agreement


               (iv)An additional Twenty Thousand Dollars (US$20,000.00) at such time as all then current ICP Stations are streaming in Windows Media Format and are listed in the Radio Station Guide.

               (v) Upon reaching one of the milestones set forth in Sections 2.1(b)(ii) through 2.1(b)(v) above, ICP must maintain a minimum number of ICP Station Affiliates streaming in Windows Media Format and listed in the Radio Station Guide equal to the total required to trigger such milestone payment through the end of the Term. In the event that ICP fails to do so, such failure shall constitute a material breach of this Agreement as provided in
               Section 9.1(a).

               (vi) Up to an additional Twenty Thousand Dollars (US$20,000.00) may be "earned" in increments of One Thousand Dollars (US$1,000.00) (up to a total of twenty such $1,000 payments) (i) for each ICP Station Affiliate that goes live for 7x24 streaming in Windows Media Format and is listed in the WindowsMedia.com Radio Station Guide ("Live Station Affiliate"), and (ii) which Live Station Affiliate executes an agreement with ICP for ICP to provide private label or co-branded Streaming Media services to third parties. The foregoing is subject to a limit of three (3) $1,000 payments to ICP per ICP Station Affiliate.

               (vii) The pre-payment set forth in this Section 2.1(b) shall be refundable, in whole or in part, upon written request by Microsoft if either party terminates this Agreement pursuant to
               Section 9 before ICP has either provided Microsoft with ad inventory or earned an amount equal to the value of the total payments made by Microsoft under this Section 2.1(b). In such event, ICP shall refund to Microsoft the total amount of payments made by Microsoft under this Section 2.1(b) as to which ICP has not, as of the date of termination, provided to Microsoft corresponding ad inventory or has not earned in accordance with this Section 2.1(b). The parties will mutually agree in writing, in conjunction with each milestone payment due hereunder, on the ad type ratios (provided that in no event shall Microsoft receive less than 50% banner ads as part of each such purchase), specific deployment schedules, and other details of the ad inventory that ICP will provide to Microsoft under this Agreement.

               (viii) Microsoft may share, sell or exchange for promotional consideration any amount of its ad inventory purchased under this Agreement with other Internet Content Providers, Internet Service Providers (ISPs), Microsoft Certified Solution Providers (MCSPs), Microsoft Value Added Resellers (VARs) and resellers of Microsoft software, up to a limit of One Hundred Thousand Dollars (US$100,000) worth of such ad inventory during the Term. The amount of ad inventory covered by the foregoing One Hundred Thousand Dollar (US$100,000) cap shall be calculated in accordance with the pricing set forth in the initial paragraph of this Section 2.1(b).

               (ix) On a calendar quarterly basis, ICP shall supply to Microsoft written invoices for the amounts due under this Agreement. Along with each invoice, ICP shall supply Microsoft with a list of all ICP Station Affiliates, specifying which syndicated affiliate stations have been added to such list during the previous quarter.

                  All invoices properly submitted by ICP pursuant to this Agreement shall be payable on a net thirty (30) day basis from the date of receipt by Microsoft.

                       Microsoft Confidential & Proprietary               Page 4

                      Windows Media Technologies Promotion and Support Agreement

       (c) Deployment Support. During the Term, and at no charge to ICP, Microsoft shall provide high-level technical support from Microsoft's developer relations group or product support group in order to assist ICP with its obligations under this Agreement. Such support shall include providing reasonable on-site deployment support services to ICP, including architecture assistance to optimize its encoding and serving infrastructure, provided that Microsoft shall be entitled to charge ICP at its then-current rates for any such on-site deployment support services which exceed a cumulative total of sixteen (16) person hours. In the event that ICP desires to obtain custom application development, or deployment assistance beyond the foregoing 16 hours, then ICP may in its discretion and at its sole expense engage Microsoft Consulting Services or a third party Microsoft Certified Solution Provider to provide such services. The assistance to be provided under this section may include the following:

               (i) Custom Branded Player: with ICP or ICP Station Affiliate branding and ad spaces. Microsoft to provide technical assistance/resource in helping ICP.com develop a custom branding template for use and distribution by ICP. The custom player will include the Windows Media Sponsorship Notice (as defined below) in the lower right hand or left hand corner.

               (ii) Assistance in implementing an Internet Explorer 5.0 ("IE5") Explorer Bar that features audio controls/playlist/sell-through environment as a window that is persistent in the browser.

              (iii) Custom Branded IE5 elements: Microsoft to provide technical assistance/resource in helping ICP develop a custom branding IE5 template (wallpaper, links bar) for use and distribution by ICP and/or ICP Station Affiliates.

2.2 Preconditions for Microsoft Sponsorship and Support Obligations. Each of Microsoft's obligations under Sections 2.1 and 2.3 is expressly conditioned upon ICP's performance of its obligations under Section 3 throughout the Term.

2.3 WindowsMedia.Com Site. Subject to ICP's compliance with the applicable WindowsMedia.com Site participation requirements set forth in Exhibit A, Microsoft will use commercially reasonable efforts during the Term to include certain links (an "ICP WEB SITE LINK," which will be a text link or, at Microsoft's discretion and subject to ICP's applicable logo usage guidelines, an icon) in appropriate categories of the WindowMedia.com Site as follows (or to provide linking opportunities that have substantially similar prominence to the following:

       (a) Microsoft will include one (1) Site Link to the ICP Web Site (or selected ICP Station Affiliate Web Sites) from Above the Fold on the front page of Microsoft WindowsMedia.com Site on a rotating basis for four (4) hours a day throughout the first four (4) months of the Term. The time of day during which such Site Links will rotate through the Microsoft WindowsMedia.com Site will vary from time to time on a random basis.

       (b) For the three (3) month period beginning on April 1, 2000 and continuing through June 30, 2000, Microsoft will include a Site Link to the appropriate page of one ICP


                      Microsoft Confidential & Proprietary                Page 5

                      Windows Media Technologies Promotion and Support Agreement


              Station Affiliate Web Site, to be selected by ICP in its discretion but subject to the requirement that such station must provide an Internet-specific Streaming Media channel, as a United States only "preset" (or "default") button in the "Radio Tuner" feature of the Radio Station Guide for the IE5 version of the WindowsMedia.com Site. ICP acknowledges that the IE5 version of the WindowsMedia.com Site contains fixed preset buttons that cannot be changed by end users. Microsoft may elect in its discretion but shall have no obligation to include a Site Link to any ICP Station Affiliates in such preset buttons following such three (3) month period. ICP shall have the right, no more than once per month during such three (3) month period, to change the link location (subject to Microsoft approval of such change) for such preset button as outlined above, based on seasonal needs or ICP promotions.

       (c) From the WindowsMedia.com Radio page, users can select a format of music and get a list of stations that play that type of music. Microsoft will include Site Links to the home page of ICP and each ICP Station Affiliate in the appropriate format and location sections of the Radio Station Guide as such are available in Windows Media Format. The audio must play through the IE5 radio bar for IE5 end users. Microsoft will list links (including without limitation the Site Links described in this Agreement) in applicable sections of the Radio Station Guide in alphabetical or similarly objectively determined order, such as by geographic location in alphabetical order.

       (d) Feature Headlines. At such time as ICP goes live with Streaming Media in Windows Media Format on at least five (5) ICP Station Affiliates (the "Launch"), Microsoft will use commercially reasonable efforts to include (i) a featured headline on the default page of WindowsMedia.com; (ii) a feature headline on the Radio page of the Windows Media.com Site; and (iii) a feature headline in the Windows Media.com Site Newsletter. Each such headline will run for a period of one (1) week following such Launch.

2.4 Reservation of Rights. Except as expressly licensed pursuant to this Agreement, ICP shall have no other rights in the Microsoft Windows Media Player or any other Microsoft software, technology or service provided to ICP hereunder. Microsoft retains all right, title and interest in and to the Microsoft Software, the Microsoft Windows Media Player and any other Microsoft software, technologies and services. Nothing in this Agreement shall be construed, by implication, estoppel or otherwise, as granting ICP any rights to any Microsoft software, technology, service or other intellectual property rights other than the express licenses described herein.

3.     ICP OBLIGATIONS

3.1 Content. ICP will use commercially reasonable efforts to develop and make available ICP Streaming Media in Windows Media Format. It is understood and agreed that ICP retains sole editorial discretion regarding matters related to the ICP Web Site, including inclusion of any ICP Streaming Media thereon, subject to ICP's obligations under this Agreement.

3.2 Technology Adoption and Promotion. Throughout the Term, ICP will work with Microsoft to identify and increase ICP's use and promotion of Windows Media Technologies, including specifically the adoption and promotion of Windows Media Technologies as a platform for ICP Streaming Media. ICP's use and promotion of Windows Media Technologies shall include:

                      Microsoft Confidential & Proprietary                Page 6

                      Windows Media Technologies Promotion and Support Agreement


       (a)    Content Format.

              1. Beginning no later than December 15, 1999 ("Trigger Date") and continuing thereafter throughout the Term, ICP shall have at least ten (10) ICP Stations operational and on which all Streaming Media available directly from such ICP Station Affiliate Web Sites shall be made available in Windows Media Format; provided, however, that nothing herein shall be deemed to limit ICP's ability to promote or make Streaming Media available in other Streaming Media formats. ICP and all ICP Station Affiliates that meet the above requirement will list in the Radio Station Guide and for IE5 users, will play audio through the IE5 Radio Bar.

              2. For listeners that utilize the Windows Media Technologies versions of Streaming Media on ICP and ICP Station Affiliates, all CDPoint commerce pages will make reasonable efforts, subject to restrictions imposed by existing supplier contracts and/or commercial availability, to have one hundred percent (100%) of all audio and video samples/clips made available by ICP and ICP Station Affiliates made available in the applicable Windows Media Format.

              3. Beginning on the Trigger Date and continuing thereafter throughout the Term, all audio and video digital download products made available by ICP and ICP Station Affiliates will be made available in the applicable Windows Media Format where commercially available.

       (b) Promotion. Upon the Trigger Date and continuing thereafter throughout the Term, ICP and ICP Station Affiliates shall encode, promote and provide navigational means for reaching all Streaming Media, and promote the Microsoft Windows Media Player, on the ICP Web Site and ICP Station Affiliate Web Sites in a manner and on terms no less favorable than apply within such ICP Web Site or ICP Station Affiliate Web Site to any other Streaming Media format or player.

       (c) Navigational Model. Upon the Trigger Date and continuing thereafter throughout the Term, ICP shall provide prominent visibility to the ICP Streaming Media, including without limitation by providing navigational means for reaching the Windows Media Technologies-compatible Windows Media Format versions of all ICP Streaming Media from the home or front page of the ICP Web Site at least as easily (e.g., with respect to the number of "clicks" required to reach Windows Media Technologies-compatible Windows Media Format versions of ICP Streaming Media) as end users can reach other formats of ICP Streaming Media (if any) from such home or front page.

       (d) Sponsorship. Beginning on the Effective Date and continuing thereafter throughout the Term, ICP shall include on all ICP Web Site pages containing or providing access to the ICP Streaming Media a prominent "Get Windows Media Player" sponsorship notice/button (the "Windows Media Sponsorship Notice") which links to a Microsoft-authorized Microsoft Windows Media Player download site, in accordance with the following terms:

              1. The Windows Media Sponsorship Notice shall appear prominently and Above the Fold on each ICP Web Site page that contains or provides access to the ICP

                      Microsoft Confidential & Proprietary                Page 7

                      Windows Media Technologies Promotion and Support Agreement



                  Streaming Media on a non-exclusive basis and, once a user has chosen ICP Streaming Media in the Windows Media Technologies-compatible Windows Media Format, such notice shall be the only sponsorship notice of or for a Streaming Media technology vendor while such pages are viewed and/or played by an end user. Notwithstanding anything to the contrary herein, ICP may include ICP Web Site-wide general rotation banner advertisements of other Streaming Media technology vendors on such pages without violating the foregoing provision, as long as ICP does not sell to other Streaming Media technology vendors banner ads targeted specifically at such pages to ICP Streaming Media.

              2. On all pages of the ICP Web Site in which ICP includes any sponsorship notices of other Streaming Media technology vendors, the Windows Media Sponsorship Notice shall appear in a position at least as favorable in prominence, size and positioning as any other sponsorship notice on such page.

              3. In all cases, the Windows Media Sponsorship Notice shall be a minimum of 65 by 57 pixels, and shall conform to trademark usage standards provided by Microsoft to ICP from time to time.

                  Microsoft shall be entitled to substitute a different Windows Media Sponsorship Notice, subject to the same pixel size restrictions as are set forth in this Section 3.2(d)(iii), in place of the "Get Windows Media Player" notice for purposes of this Agreement, including without limitation ICP's responsibilities under this Section 3.2(d), upon Microsoft's reasonable advance written notice to ICP.

              4. Any custom ICP media players which utilize the Windows Media Format shall feature the Windows Media Sponsorship Notice.

       (e) Marketing. Beginning on the Effective Date and continuing thereafter throughout the Term, ICP shall make best efforts to include on all on-air, print collateral and electronic communication that relates to ICP, ICP Station Affiliates and any other ICP or ICP Station Affiliates that contain or make available Streaming Media either the Windows Media Sponsorship Notice and/or audio phrase "Listen using your Microsoft Windows Media Player," as appropriate. All electronic mail communications to ICP's and ICP Station Affiliates' end customers shall include promotional logo and/or text mention of "Listen using your Microsoft Windows Media Player."

       (f) Additional Promotions. Microsoft's and ICP's mutual approval will be required with respect to any additional promotions of Windows Media Technologies as part of the ICP Web Site or otherwise.

       (g) Uses of the Get Windows Media Player Logo. All use by ICP of the "Get Windows Media Player" logo in connection with this Agreement is subject to compliance with Microsoft's guidelines relating to the use of such logo. The current version of such guidelines as of the Effective Date is set forth in Exhibit B hereto.

3.3 Publicity. ICP will work with Microsoft to develop a mutually agreeable press release for release on a mutually agreed date following the Effective Date. In the press release, ICP

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
                      Windows Media Technologies Promotion and Support Agreement


      shall endorse Windows Media Technologies and Windows Media Format as a leading platform and set of formats for the ICP Streaming Media. Further, during the Term, ICP shall not itself issue nor approve from third parties press releases that are inconsistent with the spirit of this Section 3.3. During the Term, ICP will also provide Microsoft with reasonably detailed information on ICP's use of Microsoft technology in its business for inclusion in a case study which ICP shall be entitled to review and approve, with such approval not be unreasonably withheld or delayed.

3.4 Reporting. By the tenth (10th) day of each calendar month during the Term (other than the month in which the Effective Date falls), ICP shall provide a report to Microsoft setting forth the following information concerning the previous calendar month:

       (a) The URL and number of page views for pages on the ICP Web Site which contain ICP Streaming Media;
       (b) The number of referrals of end users from the ICP Web Site to Microsoft's Windows Media Player download site(s);
       (c) The number of referrals received by ICP as a result of Web users' clicking on the ICP links displayed on the Windows Media Guide Site;
       (d) Web browsing software share and Streaming Media player share information for the ICP Web Site, including player version information;
       (e) The number of streams served, including the total number of .asx, .asf and .wma format files served, by bit rate;
       (f) The average length of a user stream for a single connection to the ICP Web Site;
       (g)    The number of pages on the ICP Web Site with Streaming Media; and
       (h)    The average number of .asx, .asf and .wma files on the ICP Web
              Site.

      ICP shall provide all reports hereunder to Microsoft via Microsoft's web reporting system located at http://webevents.microsoft.com/report.asp, or any successor thereto.

      In the event that ICP has failed to provide a report as described in this
      Section 3.4 on or before the twenty-fifth (25th) day of the relevant calendar month, then Microsoft will be entitled to suspend its performance under this Agreement until such report has been received. All information provided pursuant to this Section will be deemed to be Confidential Information of ICP.

3.5 Reservation of Rights. Except as expressly licensed to Microsoft under this Agreement, ICP retains all right, title and interest in and to the ICP Web Site, ICP Content and ICP Streaming Media.

4.     THIS SECTION 4 INTENTIONALLY LEFT BLANK

5.     NON-EXCLUSIVE

Nothing in this Agreement shall be deemed to restrict either party's ability to license, develop, sub-license, manufacture, deploy, support, promote, or distribute software, Content, Streaming Media or any other technology, whether or not similar to Windows Media Technologies, nor to preclude ICP from creating and supporting mirrored versions of the ICP Web Site that are not subject to this Agreement.

                      Microsoft Confidential & Proprietary                Page 9
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                      Windows Media Technologies Promotion and Support Agreement


6.     CONFIDENTIALITY

6.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information and in no event using less than a reasonable degree of care. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information. The other provisions of this Agreement notwithstanding, either party will be permitted to disclose the Confidential Information to their outside legal and financial advisors; and to the extent required by applicable law, provided however that before making any such required filing or disclosure, the disclosing party shall first give written notice of the intended disclosure to the other party, within a reasonable time from the time disclosure is requested prior to the time when disclosure is to be made, and the disclosing party will exercise best efforts, in cooperation with and at the expense of the other party, consistent with reasonable time constraints, to obtain confidential treatment for all non-public and sensitive provisions of this Agreement, including without limitation dollar amounts and other numerical information.

6.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had rightful and good faith access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

7.     WARRANTIES AND DISCLAIMERS

7.1 Warranties. Each party warrants and covenants that it has the full power and authority to enter into and perform according to the terms of this Agreement.

7.2 DISCLAIMERS. ANY AND ALL SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED BY EITHER PARTY TO THE OTHER HEREUNDER IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT, WITH RESPECT TO ANY SOFTWARE, TECHNOLOGY, SERVICES, CONTENT, OR INFORMATION PROVIDED HEREUNDER.

8.     INDEMNITY

8.1 Indemnity. ICP shall, at its expense and Microsoft's request, defend any claim or action brought by a third party against Microsoft, or Microsoft's Affiliates, directors, or officers, to the extent it is based upon a claim that (i) the ICP Web Site, the ICP Station Affiliate

                      Microsoft Confidential & Proprietary               Page 10

                      Windows Media Technologies Promotion and Support Agreement


       Web Sites and/or ICP Streaming Media infringes or violates any copyright, patent, trademark, trade secret, right of publicity, or other intellectual property, proprietary or contractual right of a third party;
       (ii) the ICP Web Site, the ICP Station Affiliate Web Sites and/or ICP Streaming Media contain defamatory or libelous material or material which discloses private or personal matters concerning any person, without such person's consent; (iii) the ICP, any ICP Station or any ICP Station Affiliate permits to appear or be uploaded any messages, data, images or programs which are illegal, contain nudity or sexually explicit content or are, by law, obscene, profane or pornographic; or (iv) the ICP or any ICP Station Affiliate permits to appear or be uploaded to the ICP Web Site or ICP Station Affiliate Web Sites any messages, data, images or programs that would knowingly or intentionally (which includes imputed intent) violate the property rights of others, including unauthorized copyrighted text, images or programs, trade secrets or other confidential proprietary information, or trademarks or service marks used in an infringing fashion (all of the foregoing claims or actions being referred to hereinafter as "ICP Claims"), and ICP will indemnify and hold Microsoft harmless from and against any costs, damages and fees reasonably incurred by Microsoft, including but not limited to fees of outside attorneys and other professionals, that are attributable to such ICP Claims. Microsoft shall: (a) provide ICP reasonably prompt notice in writing of any such ICP Claims and permit ICP, through counsel chosen by ICP, to answer and defend such ICP Claims; and (b) provide the entity defending such claim information, assistance and authority, at such entity's expense, to help defend such ICP Claims. ICP will not be responsible for any settlement made by Microsoft without ICP's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, editorial and business concerns. ICP will consult with Microsoft on the choice of any counsel under this Section 8.

8.2 Settlement by ICP. Unless ICP obtains for Microsoft a complete release of all ICP Claims thereunder, ICP may not settle any ICP Claim under this
       Section 8 on Microsoft's behalf without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld or delayed. Reasonable withholding of permission may be based upon, among other factors, the ability for Microsoft to ship any product. In the event ICP and Microsoft agree to settle an ICP Claim, ICP agrees not to disclose terms of the settlement without first obtaining Microsoft's written permission, which will not be unreasonably withheld or delayed.

9.     TERMINATION

9.1 Termination By Either Party. Either party may suspend performance and/or terminate this Agreement:

      (a) Immediately upon written notice at any time, if the other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 6, and fails to cure that breach within thirty (30) days after written notice thereof; or

      (b) Immediately upon written notice at any time, if the other party is in material breach of Section 6.

                      Microsoft Confidential & Proprietary               Page 11

                      Windows Media Technologies Promotion and Support Agreement


9.2   Effect of Termination.

      (a) Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

      (b) Termination of this Agreement shall not affect any other agreement between the parties.

      (c)  Should either ICP or Microsoft terminate for cause pursuant to
           Section 9.1(a) or (b), neither party shall have any further obligations to the other under Sections 2.1 through 2.4 or Sections
           3.1 through 3.4. Without limiting the generality of the foregoing, Microsoft will have no obligation to make any additional payments or provide any further services to ICP under Section 2 of this Agreement.

9.3 Survival. In the event of termination or expiration of this Agreement for any reason, Sections 1, 2.4, 3.5, 5, 6, 7, 8, 9, 10 and 11 shall survive termination and continue in effect in accordance with their terms.

10.   LIMITATION OF LIABILITIES

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER IN CONNECTION WITH THIS AGREEMENT FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE MICROSOFT SOFTWARE OR EITHER PARTY'S CONFIDENTIAL INFORMATION OR CONTENT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS SECTION SHALL NOT APPLY TO SECTION 6 (REGARDING CONFIDENTIALITY), NOR TO ICP'S INDEMNITY OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS AS PROVIDED IN
SECTION 8 OF THIS AGREEMENT.

11.   GENERAL PROVISIONS

11.1 Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested. Any such notices to ICP should be sent to the address set forth in the ICP Table on the first page of this Agreement, and sent to the attention of the ICP Contact named in such ICP Table. Any such notices to Microsoft should be addressed as follows:

       ----------------------------------------
       ADDRESS:
       ----------------------------------------
       Microsoft Corporation
       One Microsoft Way
       Redmond, WA  98052-6399
       Attention: Patty Jackson
       ----------------------------------------
       Phone:   (425) 882-8080
       ----------------------------------------
       Fax:     (425) 936-7329
       ----------------------------------------
       COPY TO: LAW AND CORPORATE AFFAIRS
       ----------------------------------------

                      Microsoft Confidential & Proprietary               Page 12

                      Windows Media Technologies Promotion and Support Agreement


       Microsoft Corporation
       One Microsoft Way
       Redmond, WA  98052-6399

       Attention:  Law & Corporate Affairs
       ----------------------------------------
       Phone:   (425) 882-8080
       ----------------------------------------
       Fax:     (425) 936-7409
       ----------------------------------------

      or to such other address as a party may designate pursuant to this notice provision.

11.2 Independent Parties. Nothing in this Agreement shall be construed as creating an employer-employee relationship, an agency relationship, a partnership, or a joint venture between the parties.

11.3 Governing Law. This Agreement will be governed by the laws of the State of Washington, without reference to the conflict of law principles thereof. Any action or litigation concerning this Agreement will take place exclusively in the federal or state courts in King County, Washington, and the parties expressly consent to jurisdiction of and venue in such courts and waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to such courts. ICP hereby agrees to service of process by mail or other method acceptable under the laws of the State of Washington.

11.4 Attorneys' Fees. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

11.5 Assignment. This Agreement and any rights or obligations hereunder may not be assigned by ICP without Microsoft's prior written approval. Any attempted assignment, sub-license, transfer, encumbrance or other disposal by ICP without such consent will be void and will constitute a material default and breach of this Agreement for which Microsoft may terminate this Agreement in accordance with Section 9.1. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

11.6 Force Majeure. Neither party shall be liable to the other under this Agreement for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any cause(s) beyond such party's reasonable control, including by way of example labor disputes, strikes, acts of God, floods, fire, lightning, utility or communications failures, earthquakes, vandalism, war, acts of terrorism, riots, insurrections, embargoes, or laws, regulations or orders of any governmental entity.

11.7 Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.


                      Microsoft Confidential & Proprietary               Page 13

                      Windows Media Technologies Promotion and Support Agreement


11.8 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of ICP and Microsoft by their respective duly authorized representatives.




                      Microsoft Confidential & Proprietary               Page 14

                      Windows Media Technologies Promotion and Support Agreement


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


    -------------------------------     ----------------------------------------
    MICROSOFT CORPORATION               NETRADIO CORPORATION
    -------------------------------     ----------------------------------------


    By: /s/ Kurt Buecaeler              By: /s/ Edward A. Tomechko
    -------------------------------     ----------------------------------------


    Name (print): Kurt Buecaeler        Name (print): Edward A. Tomechko
    -------------------------------     ----------------------------------------


    Title: Director Business Dev.       Title: President and CEO
    -------------------------------     ----------------------------------------


    Date: Dec. 10, 1999                 Date: 11/30/99
    -------------------------------     ----------------------------------------


                      Microsoft Confidential & Proprietary               Page 15

                      Windows Media Technologies Promotion and Support Agreement



         EXHIBIT A: WINDOWS MEDIA GUIDE SITE PARTICIPATION REQUIREMENTS


         This Exhibit sets forth the requirements which apply in order for ICP Content Modules (i.e., the descriptive information about ICP's Content that Microsoft uses on the WindowsMedia.com Web Site) and/or ICP Web Site Links to be included in the Windows Media Guide Site (referred to herein as "WMG"), as further described in Section 2.3 of this Agreement.

a. Promotion of Windows Media Technologies. Throughout the Term, ICP will use and promote the Windows Media Technologies as follows:

     (1) The parties agree that the primary focus of the ICP Web Site pages that contain ICP Streaming Media will be to make available high quality Streaming Media that is useful and interesting in and of itself to end users of both the ICP Web Site and WMG. ICP will use and promote Windows Media Technologies in accordance with this Agreement and, in addition, at least as favorably as ICP uses and promotes any third party Streaming Media technology, including without limitation with respect to: (i) quality of user experience, (ii) encoding rates, and (iii) bandwidth allocation. ICP shall include on the home page of the ICP Web Site a direct link to ICP Web Site pages containing ICP Streaming Media in Windows Media Technologies-compatible Windows Media Format. ICP shall ensure that such ICP Web Site pages have an architecture optimized for high quality Streaming Media performance, with at least one hundred (100) simultaneous connections and a maximum peak bandwidth use of no more than two (2) hours in any twenty-four (24) hour period. In the event that peak bandwidth use exceeds two (2) hours in any twenty-four (24) hour period, ICP shall increase the bandwidth allocated for use by the Windows Media Technologies to a commercially reasonable degree in order to offer a reasonable user experience. ICP shall offer end users high quality Streaming Media, including by complying with the following, as applicable for the ICP Streaming Media:

              1. FM stations will be encoded in at least 16KB (e.g. Windows Media Audio compression for music, or either Voxware AC16V1
                  16.0 kbps, 16 kHz, Mono or MPEG Layer-3 11Khz mono for voice) and/or
              2. AM stations will be encoded in at least 8KB (e.g. Voxware AC 8-11025 mono) codecs.
              3. All on-demand videos are to be encoded in multiple data rates (at least 22 KB & 37 KB streams).
              4. All Streaming Media must use either MPEG 4 v.3 video codec, Voxware Metasound audio codec, ACELP.net audio codec, or Sipro's ACELP codec instead of the Voxware Metasound codec if the Content is speech.
              5. All Streaming Media must demonstrate correct selection of audio codecs and, if video, appropriate video output parameter settings (frame size, frame rate, etc.), all based on Content type and total data rate for the file.
              6. ICP must offer some Streaming Media in Windows Media Player-compatible format without charge to WMG end users on ICP Web Site pages. In addition, ICP must offer the most popular Streaming Media, in ICP's reasonable estimation, in Windows Media Technologies-compatible Windows Media Format within the ICP Web Site
              7. All ICP Streaming Media must be updated at least five (5) times per week.

                      Microsoft Confidential & Proprietary               Page 16

                      Windows Media Technologies Promotion and Support Agreement


              8. All radio stations must stream Content twenty-four (24) hours per day. If archived Content is assembled into a broadcast, there must be at least four (24) hours of unique Content looped in the program.

     (2) ICP will use commercially reasonable efforts to provide the following Above the Fold on all ICP Web Site pages that contain or provide access to ICP Streaming Media: i) a link to ICP's Windows Media Player-compatible Streaming Media with text describing the technology for playing it such as "View/Listen using Windows Media Player", and ii) a link and/or logo for downloading the Windows Media Player (as shown in the page layout diagram in Attachment 2 to this Exhibit). To enhance the user experience, if the ICP is providing Content in the form of headlines for the main page of WMG, the ICP will display only that ICP Streaming Media compatible with, and only those webcast media player logos for, the Windows Media Player on ICP Web Site pages linked directly from the ICP Web Site Links and Content Modules on the WMG main page. To enhance the user experience, if the ICP is providing headlines for pages other than the main page of WMG, the ICP will use commercially reasonable efforts to, within sixty (60) days of Effective Date, display only that ICP Streaming Media compatible with, and only those webcast media player logos for, the Windows Media Player on ICP Web Site pages linked directly from the ICP Web Site Links and Content Modules on WMG pages other than the WMG main page.

     (3) ICP will use commercially reasonable efforts to provide Microsoft with ICP Web Site Links and Content Modules, on a daily basis, that meet the Content Module Editorial Guidelines set forth in Attachment 1 to this Exhibit and as reasonably updated by Microsoft and provided to ICP from time to time, for use in accordance with this Agreement.

b. Trademark Permission. To the extent the ICP Web Site Link contains or constitutes a trademark, service mark or other similar intellectual property ("mark"), ICP hereby grants to Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license during the Term and a commercially reasonable wind-down period thereafter to use and display such mark solely for purposes of inclusion in WMG (including any successors thereof).

c. Descriptive Information About ICP's Content. To the extent containing any information protected by copyright or other intellectual property, ICP hereby grants Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license during the Term and a commercially reasonable wind-down period thereafter to use, copy, publicly perform and display, transmit and distribute Content Modules solely for purposes of inclusion of such Content Modules on WMG.

d. Demonstration Rights. ICP hereby further grants Microsoft a non-exclusive, non-transferable, royalty-free, worldwide right and license during the Term and a commercially reasonable wind-down period thereafter to use and publicly perform and display the ICP Name, ICP Service Name, ICP Web Site name, Content Modules, screen shots and/or interactive versions of the ICP Web Site solely for the purposes of demonstrating ICP's use of Windows Media Technologies at trade shows or other industry or press events and other advertising and promotional activities concerning Windows Media Technologies and/or WMG.


                      Microsoft Confidential & Proprietary               Page 17

                      Windows Media Technologies Promotion and Support Agreement


e. Reservation of Rights. Except as specifically set forth in section (b), (c) and (d) above, Microsoft shall make no other use of the mark, Content Modules, the ICP Name, ICP Service Name, ICP Website name, screen shots or interactive versions of the ICP Website (collectively the "ICP Properties"). Except for the limited right and license granted above in sections (b), (c) and (d), ICP shall retain all right, title and interest in and to the ICP Properties.




                      Microsoft Confidential & Proprietary               Page 18

                      Windows Media Technologies Promotion and Support Agreement


                            ATTACHMENT 1 TO EXHIBIT A

                               WINDOWS MEDIA GUIDE
                       CONTENT MODULE EDITORIAL GUIDELINES

a.       General Requirements.

         1. To provide Content Modules under this Agreement, ICP shall follow these general requirements:

         (A) Each headline, schedule and event should have a separate page and URL so Read/Unread behavior works properly.

         (B) ICP will provide a URL location to retrieve ICP's CDF files in accordance with the following guidelines:

- The subdirectory on the ICP Web Site for staging the CDF file(s) should be denoted "webevents."

- The CDF file names for headlines, events, and schedule content should be denoted as headlines.cdf, event.cdf, and schedule.cdf, respectively.

         2. The Content Modules must work on Internet Explorer 3.x, 4.x and 5.x and Netscape Communicator 3.x and 4.x. ICP must also ensure that Content Modules work with new versions of each such browser within one (1) week of such new version's post-beta commercial release to the Web.

         3. Updates to these requirements, detailed technical specifications and web-based support on how to provide Content Modules is provided on partners.microsoft.com. Technical questions should be directed to wetbug@microsoft.com.

b.       Editorial Requirements.

To provide a Content Module under this Agreement, ICP shall follow these editorial requirements:

1. All headlines should not exceed fifty (50) characters.
2. All headlines should be underlined up through (but not beyond) the last character of the headline. This can be prevented by not having an additional space character at the very end.
3. All headlines should end without a period.
4. All headlines should have only the initial word and any proper nouns capitalized (sentence-style capitalization, not headline-style capitalization).
5. All links should go directly to the specific article or ICP Content, i.e., "deep" link, using anchor tags. It is an unacceptable user experience to link
(i) to the top of page when the article is further down, (ii) to home pages that do not contain the applicable ICP Content, or (iii) to a table of contents instead of directly to the specific ICP Content.
6. All headlines and events should be updated at least once each week day (weekend days at ICP's option), or more frequently, depending on mutual agreement.

c.       Testing.

                      Microsoft Confidential & Proprietary               Page 19

                      Windows Media Technologies Promotion and Support Agreement


Microsoft may in its discretion test Content Modules in the WMG test environment prior to posting in production environment. No testing or other quality control efforts of Microsoft in connection with activities contemplated by this Agreement will be deemed to modify ICP's obligations to comply with the Agreement, including the guidelines set forth in this Exhibit A, and Microsoft will have no responsibility for identifying or addressing any errors in ICP Content Modules.

d.       Escalation Procedures.

In the event ICP's Content produces a critical error, Microsoft reserves the right to pull the applicable Content Module within thirty (30) minutes of discovery. A critical error is defined as:

1. A Content Module which includes a link that produces an HTTP error,
2. A Content Module which causes other Content Modules to be corrupt or to malfunction,
3. A Content Module which is empty.

In the event a Content Module needs to be pulled from the Windows Media Guide Site, Microsoft will notify ICP immediately and will use commercially reasonable efforts to communicate with ICP to facilitate ICP's determination of the cause of the error.

ICP will provide two (2) technical contacts for technical staff working on WMG to use in the event of any Content Module problems. If ICP encounters any problems on WMG, one of such technical contacts should email wetbug@microsoft.com.

                      Microsoft Confidential & Proprietary               Page 20

                      Windows Media Technologies Promotion and Support Agreement


                            ATTACHMENT 2 TO EXHIBIT A

               EXAMPLE PAGE OF ICP WEB SITE WITH LOGO OR TEXT LINK
                        FOR WINDOWS MEDIA PLAYER DOWNLOAD


ICP should design ICP Web Site pages according to the following:




               ---------------------------------------------------

                      <whatever else ICP wants on top page>

                 View / Listen using Windows Media Player (link)
                                     and/or
                     Get Windows Media Player (link or logo)




                   <Above the Fold 600 x 800 pixel resolution>



                    <whatever else ICP wants on bottom page>





                ---------------------------------------------------

                      Microsoft Confidential & Proprietary               Page 21

                      Windows Media Technologies Promotion and Support Agreement



                                    EXHIBIT B


                          GET WINDOWS MEDIA(TM) PLAYER
                                  LOGO PROGRAM

Get Windows Media(TM) Player logo usage instructions

To put the logo and link on your Web site, follow these easy steps:
     1.  Read our policy below on using the Get Windows Media Player logo.
     2.  Copy the Get Windows Media Player logo.gif file image to your desktop.

         [GRAPHIC OMITTED][GRAPHIC OMITTED]
     3. Move the Get Windows Media Player logo .gif file from your desktop to your Web server.
     4. Insert the following HTML code on your Web page. Be sure to point the
        <IMG SRC> to the location of the Get Windows Media Player logo .gif file on your server:

         <BR><CENTER>
         <A HREF="http://www.microsoft.com/windows/mediaplayer/download/default.
         asp"><IMG SRC="type path to logo image here" WIDTH="65" HEIGHT="57" BORDER="0" ALT="Get Windows Media Player" VSPACE="7"></A> </CENTER><BR>
     5. You can modify this HTML code to fit your formatting as long as you follow the guidelines outlined below.

     Get Windows Media(TM) Player logo usage guidelines

1. Except as Microsoft may authorize elsewhere, non-Microsoft Web sites may display only the Get Windows Media(TM) Player logo provided above ("Logo"). By downloading the Logo to your Web site, you agree to be bound by these Policies.
2. You may only display the Logo on your Web site, and not in any other manner. It must always be an active link to the download page for the Windows Media Player at http://www.microsoft.com/windows/mediaplayer/download/default.asp.
3. The Logo GIF image includes the words "Get Windows Media Player" describing the significance of the Logo on your site (that the Logo is a link to the download page for the Microsoft Windows Media Player, not an endorsement of your site). You may not remove or alter any element of the Logo.
4. The Logo may be displayed only on Web pages that make accurate references to Microsoft or its products or services or as otherwise authorized by Microsoft. Your Web page title and other trademarks and logos must appear at least as prominently as the Logo. You may not display the Logo in any manner that implies sponsorship, endorsement, or license by Microsoft except as expressly authorized by Microsoft.
5. The Logo must appear by itself, with a minimum spacing (30 pixels) between each side of the Logo and other distinctive graphic or textual elements on your page. The Logo may not be displayed as a feature or design element of any other logo.
6. You may not alter the Logo in any manner, including size, proportions, colors, elements, or animate, morph, or otherwise distort its perspective or appearance, except in the event expressly authorized by Microsoft.
7. You may not display the Logo on any site that infringes any Microsoft intellectual property or other rights, or violates any state, federal, or international law.


                      Microsoft Confidential & Proprietary               Page 22

                      Windows Media Technologies Promotion and Support Agreement


8. These Policies do not grant a license or any other right to Microsoft's logos or trademarks. Microsoft reserves the right at its sole discretion to terminate or modify permission to display the Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these Policies, infringes any Microsoft intellectual property or other right, or violates other applicable law.
9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.

[C]1999 Microsoft Corporation.  All rights reserved.  Terms of Use.



                      Microsoft Confidential & Proprietary               Page 23